SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: JANUARY 3, 2003

World Health Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	333-84934	04-3613924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Lime Kiln Road
Darlington, Pennsylvania 16115
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:(724) 891-6618
(Registrant's telephone number, including area code)

All correspondence to:
Brenda Lee Hamilton Esquire
Hamilton, Lehrer and Dargan P.A.
2 East Camino Real Suite 202
Boca Raton Florida 33432
561-416-8956

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

World Health Alternatives, Inc. is referred to herein as "the Company", "us", or "we".

Item 1. Changes In Control

On January 2, 2003, we entered into an agreement that if completed will result in a change in our control. At this time, we are not able to predict if a change in our control will occur as a result of this agreement. On January 2, 2003, we, Edward Siceloff, our President/Chief Executive Officer/Director and our majority shareholder, Joseph Prugh, our Director and a shareholder, and Better Solutions, Inc.'s Marc Roup and Rich McDonald, who own 100% of the outstanding shares of Better Solutions, Inc. (a Pennsylvania corporation), entered into an agreement whereby we agreed to acquire 100% of the issued and outstanding shares of the common stock of Better Solutions, Inc. in exchange for unissued shares of our common stock (the "Exchange Offer") so that Better Solutions, Inc. will become our wholly owned subsidiary.

In connection with the Exchange Offer, the Agreement provides that: (a) Edward Siceloff agrees to retire 39,500,000 shares of our common stock held by him; (b) Joseph Prugh agrees to retire 8,000,000 shares of our common stock held by him; and (c) after retiring the shares in (a) and (b), Edward Siceloff shall own 503,000 shares of our common stock and Joseph Prugh shall own 6,000 shares of our common stock.

In exchange for all 100% of the issued and outstanding shares of Better Solutions, Inc.'s common stock, we shall issue 33,000,000 shares [which after issuance shall represent 90% of our outstanding common stock upon issuance] of our common stock to Rich McDonald and Marc Roup, the sole shareholders of Better Solutions, Inc. After the issuance of the 33,000,000 shares of our common stock to Messrs. Roup and McDonald, we will have approximately 36,987,400 shares of common stock outstanding.

Pursuant to the terms of the Exchange Offer, if the closing is consummated, our current officers and directors will resign and will be replaced by persons selected by Messrs. Roup and McDonald.

The Agreement terms further provide that: (a) the Agreement is subject to satisfactory due diligence by all parties to the Agreement; (b) the Agreement may be terminated prior to the Closing Date for any reason if Better Solutions, Inc. and its shareholders, Messrs. Roup and McDonald, deliver written notice to us of their intent to terminate the Agreement; (c) the Agreement may be terminated by any of the parties to the Agreement if any of the conditions precedent to the obligations of any of the parties to close has not been fulfilled as of the Closing Date or if any of the parties has breached any of the representations, warranties, covenants, or agreements contained in the Agreement; and (d) if the Agreement is terminated, the Agreement shall become null and void and none of the parties shall have any liability in respect to termination of the Agreement.

Item 2. Acquisition Or Disposition Of Assets
Not Applicable.

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.
Not Applicable.

Item 6. Resignations of Registrant's Directors.
Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits
Exhibits
Agreement and Plan of Share Exchange

Item 8. Change In Fiscal Year.
Not Applicable.

Item 9. Regulation FD Disclosure.
Not Applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.
JANUARY 3, 2003

/s/ Edward Siceloff
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number     Description of Exhibits
       2                    Agreement and Plan of Share Exchange